SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS

Rule 10b5-1 Trading Plan

On February 19, 2004, M. Stephen Walker, Vice President—Finance and Chief Financial Officer of Computer Programs and Systems, Inc. (“CPSI”) entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Mr. Walker entered into the Plan in order to diversify his financial holdings. The Plan will also enable him to sell shares over a period of time without significantly affecting the market for CPSI common stock. Under the Plan, Mr. Walker will have no control over the timing of any sales of his CPSI common stock.

The Plan has a term of twelve months and expires on February 19, 2005. During the term of the Plan, the selected broker is authorized to sell up to 5,425 shares of Mr. Walker’s CPSI common stock during each calendar quarter at such times as the broker, in its sole discretion, may select, but only when the per share price of CPSI common stock is equal to or greater than $22.00. Accordingly, Mr. Walker may sell up to an aggregate of 21,700 shares of his CPSI common stock pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: February 20, 2004	By:	/s/ David A. Dye

David A. Dye President and Chief Executive Officer